Exhibit 10.3

April 28, 2015

Mr. Kevin M. Modany

ITT Educational Services, Inc.

13000 North Meridian Street

Carmel, IN 46032-1404

Re: Amendment to Letter Agreement

Dear Kevin:

Reference is made to that certain letter agreement (the “Letter Agreement”) dated as of August 4, 2014, between you and ITT Educational Services, Inc. (the “Company”). You and the Company hereby agree to extend the Applicable Period (as defined and used in the Letter Agreement) to and including May 29, 2015. Other than such amendment, all other terms and conditions of the Letter Agreement remain in full force and effect without modification.

If the foregoing accurately reflects our agreement, please sign and return to us the enclosed duplicate copy of this letter.

ITT EDUCATIONAL SERVICES, INC.

By:	/s/ John E. Dean
	Name:	John E. Dean
	Title:	Executive Chairman

Accepted and Agreed to:

/s/ Kevin M. Modany
Kevin M. Modany